Exhibit 10.1

JAKKS PACIFIC REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS

Net sales up 20% in Q3 compared to prior year; Board approves cash dividend

Santa Monica, California, October 22, 2026 – JAKKS Pacific, Inc. (Nasdaq: JAKK) today reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026

●	Net sales were $254.2 million, a year-over-year increase of 20%
o	Toys/Consumer Products net sales were $192.0 million, up 23% from $156.1 million last year
o	Costumes net sales were $62.2 million, a year-over-year increase of 13%
●	Gross margin of 32.1%, up 10 basis points vs. Q3 2025
●	Gross profit of $81.5 million, up 20% compared to $67.6 million in Q3 2025
●	Operating income of $37.4 million, compared to $29.4 million in Q3 2025, a year-over-year increase of 27%
●

Net income attributable to common stockholders of $29.9 million or $2.48 per diluted share, compared to net income attributable to common stockholders of $19.9 million or $1.74 per diluted share in Q3 2025

●

Adjusted net income attributable to common stockholders (a non-GAAP measure) of $32.3 million or $2.68 per diluted share, compared to adjusted net income attributable to common stockholders of $20.6 million or $1.80 per diluted share in Q3 2025

●	Adjusted EBITDA (a non-GAAP measure) of $44.4 million vs. $36.5 million in Q3 2025
●	Trailing-twelve-month Adjusted EBITDA of $45.7 million, up from $37.8 million as of Q2 2026

Management Commentary

“We’re very happy with our Q3 results as we approach the end of the year. Having successfully navigated the high tariff turmoil, we are driving our business forward. We see that reflected in our current results, the line-up we recently shared with the trade for 2027 and new initiatives we’re in the process of securing for 2028,” said Stephen Berman, Chairman and CEO of JAKKS Pacific. “We have great placement this holiday season and our international business continues to steadily expand as we continue to open new accounts and partner more closely for a more robust presence in-store.”

Third Quarter Results

Net Sales in North America were $209 million, up 28% in the quarter compared to the previous year. International Sales were $45 million, down from $47 million last year (a 4% decrease). North America and International are up 14% and 7% respectively, year-to-date. Globally, Dolls, Role-Play, Dress-Up net sales were $119 million, compared to $92 million in 2025, an increase of 29%. Action Play & Collectibles net sales were $63 million in the quarter, up from $53 million in 2025, a 19% increase. Costumes net sales were $62 million, compared to $55 million (a 13% increase) in 2025. Costumes are up 11% year-to-date.

Inventory was $63.8 million as of September 30, 2026, compared to $71.5 million as of September 30, 2025, and $59.8 million as of December 31, 2025.

Cash (including restricted cash and cash equivalents) was $45.1 million as of September 30, 2026, compared to $27.8 million as of September 30, 2025, and $54.1 million as of December 31, 2025.

The Board of Directors declared a quarterly dividend of $0.25 per share on the company’s common stock, payable December 28th, 2026, to shareholders of record November 27th, 2026.

Use of Non-GAAP Financial Information and Reconciliation of GAAP to Non-GAAP measures:
In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA and Adjusted Net Income (Loss) that exclude various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures.

We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance, enhance an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis. Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. See “Use of Non-GAAP Financial Information” for additional disclosures with respect to the use of non-GAAP financial information.

Conference Call Live Webcast

JAKKS Pacific, Inc. invites analysts, investors and media to listen to the teleconference scheduled for 5:00 p.m. ET / 2:00 p.m. PT on October 22, 2026. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at www.jakks.com/investors. To access the call by phone, please go to this link (3Q26 Registration link), and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at (www.jakks.com/investors).

About JAKKS Pacific, Inc.
JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys, costumes and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include Disguise®, Fly Wheels®, Charming™, Moose Mountain®, Maui®, ReDo Skateboard Co.®, Sky Ball®, and Xtreme Power Dozer™ as well as a wide range of entertainment-inspired products featuring premier licensed properties. Through their products and charitable donations, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkspacific.toys), X (@jakkstoys), YouTube (@JAKKSPacific), Facebook (@jakkspacific.toys) and LinkedIn (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products, tariff policy and pricing, or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:
JAKKS Pacific Investor Relations
(424) 268-9567 Lucas Natalini investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,		December 31,
	2026	2025	2025
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$43,999	$25,887	$52,197
Restricted cash	1,133	1,869	1,869
Accounts receivable, net	240,294	195,779	138,341
Inventory, net	63,770	71,497	59,805
Prepaid expenses and other assets	13,359	19,784	16,873
Total current assets	362,555	314,816	269,085

Property and equipment	163,246	147,745	152,224
Less accumulated depreciation and amortization	141,121	131,226	133,216
Property and equipment, net	22,125	16,519	19,008

Operating lease right-of-use assets, net	37,835	49,611	46,776
Deferred income tax assets, net	69,589	67,612	69,569
Goodwill	34,956	35,081	35,077
Other long-term assets	1,729	1,631	2,682
Total assets	$528,789	$485,270	$442,197

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$96,507	$72,338	$55,558
Accrued expenses	60,129	52,085	43,076
Reserve for sales returns and allowances	40,810	37,691	33,569
Income taxes payable	4,445	5,389	2,119
Short-term operating lease liabilities	14,707	13,504	13,784
Total current liabilities	216,598	181,007	148,106

Long-term operating lease liabilities	28,405	43,113	39,578
Accrued expenses, long term	5,486	3,503	4,463
Income taxes payable	992	1,732	945
Total liabilities	251,481	229,355	193,092

Stockholders' equity:
Common stock, $.001 par value	11	11	11
Additional paid-in capital	310,211	301,098	302,408
Accumulated deficit	(18,122)	(32,875)	(41,021)
Accumulated other comprehensive loss	(14,792)	(12,319)	(12,293)
Total stockholders' equity	277,308	255,915	249,105
Total liabilities and stockholders' equity	$528,789	$485,270	$442,197

Supplemental Balance Sheet and Cash Flow Data (Unaudited)

	September 30,
Key Balance Sheet Data:	2026	2025

Accounts receivable days sales outstanding (DSO)	87	85
Inventory turnover (DSI)	34	46

	Nine Months Ended September 30,		Trailing Twelve Months (*) Ended September 30,
Condensed Cash Flow Data:	2026	2025	2026	2025

Cash flows from (used in) operating activities	$17,430	$(24,753)	$50,675	$29,375
Cash flows used in investing activities	(13,817)	(9,670)	(16,491)	(13,570)
Cash flows used in financing activities and other	(12,547)	(7,958)	(16,808)	(10,333)
Net increase (decrease) in cash, cash equivalents and restricted cash	$(8,934)	$(42,381)	$17,376	$5,472

Capital expenditures	$(13,226)	$(7,850)	$(14,939)	$(14,469)

 (*) Trailing twelve months (TTM) amounts are calculated as the sum of the most recent four quarters, derived from reported GAAP results.

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Δ (%)	2026	2025	Δ (%)
	(In thousands, except per share data)			(In thousands, except per share data)

Net sales	$254,222	$211,210	20%	$500,136	$443,557	13%
Less: Cost of sales
Cost of goods	127,611	104,846	22	248,571	218,256	14
Royalty expense	41,287	34,099	21	81,272	71,776	13
Amortization of tools and molds	3,824	4,622	(17)	8,226	7,846	5
Cost of sales	172,722	143,567	20	338,069	297,878	13
Gross profit	81,500	67,643	20	162,067	145,679	11
Direct selling expenses	7,561	5,933	27	24,225	21,339	14
General and administrative expenses	36,388	32,200	13	105,694	101,135	5
Depreciation and amortization	178	147	21	491	382	29
Selling, general and administrative expenses	44,127	38,280	15	130,410	122,856	6
Income from operations	37,373	29,363	27	31,657	22,823	39
Other income (expense):
Other income (expense), net	48	388	(88)	7,049	418	nm
Loss on debt extinguishment	-	(1)	nm	-	(418)	nm
Interest income	261	75	248	1,529	832	84
Interest expense	(60)	(102)	(41)	(175)	(402)	(56)
Income before provision for income taxes	37,622	29,723	27	40,060	23,253	72
Provision for income taxes	7,723	9,831	(21)	8,578	8,062	6
Net income	29,899	19,892	50	31,482	15,191	107
Earnings per share - basic	$2.61	$1.78		$2.75	$1.36
Shares used in earnings per share - basic	11,450	11,185		11,446	11,159
Earnings per share - diluted	$2.48	$1.74		$2.65	$1.32
Shares used in earnings per share - diluted	12,051	11,423		11,869	11,487

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Δ bps	2026	2025	Δ bps
			Fav/(Unfav)			Fav/(Unfav)
Net sales	100.0%	100.0%	-	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	50.2	49.6	(60)	49.7	49.2	(50)
Royalty expense	16.2	16.2	0	16.3	16.2	(10)
Amortization of tools and molds	1.5	2.2	70.0	1.6	1.8	20
Cost of sales	67.9	68.0	10	67.6	67.2	(40)
Gross profit	32.1	32.0	10	32.4	32.8	(40)
Direct selling expenses	3.0	2.8	(20)	4.9	4.8	(10)
General and administrative expenses	14.3	15.2	90	21.1	22.8	170
Depreciation and amortization	0.1	0.1	-	0.1	0.1	-
Selling, general and administrative expenses	17.4	18.1	70	26.1	27.7	160
Income from operations	14.7	13.9	80	6.3	5.1	120
Other income (expense):
Other income (expense), net	-	0.2		1.4	0.1
Loss on debt extinguishment	-	-		-	(0.1)
Interest income	0.1	-		0.3	0.2
Interest expense	-	-		-	(0.1)
Income before provision for income taxes	14.8	14.1		8.0	5.2
Provision for income taxes	3.0	4.7		1.7	1.8
Net income	11.8%	9.4%		6.3%	3.4%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Δ ($)	2026	2025	Δ ($)
	(In thousands)			(In thousands)
EBITDA and Adjusted EBITDA
Net income	$29,899	$19,892	$10,007	$31,482	$15,191	$16,291
Interest expense	60	102	(42)	175	402	(227)
Interest income	(261)	(75)	(186)	(1,529)	(832)	(697)
Provision for income taxes	7,723	9,831	(2,108)	8,578	8,062	516
Depreciation and amortization	4,002	4,769	(767)	8,717	8,228	489
EBITDA	41,423	34,519	6,904	47,423	31,051	16,372
Adjustments:
Loss from joint ventures (JAKKS Pacific, Inc. - 51%)	-	-	-	-	-	-
Loss from joint ventures (Meisheng - 49%)	-	-	-	-	-	-
Other (income) expense, net	(48)	(388)	340	(7,049)	(418)	(6,631)
Restricted stock compensation expense	3,043	2,392	651	9,122	8,132	990
Change in fair value of preferred stock derivative liability	-	-	-	-	-	-
Employee Retention Credit/gov't employment support	-	-	-	-	-	-
Molds and tooling capitalization	-	-	-	-	-	-
Loss on debt extinguishment	-	1	(1)	-	418	(418)
Adjusted EBITDA	$44,418	$36,524	$7,894	$49,496	$39,183	$10,313
Adjusted EBITDA/Net sales %	17.5%	17.3%	20 bps	9.9%	8.8%	110 bps

	Trailing Twelve Months Ended September 30,
	2026	2025	Δ ($)
	(In thousands)
TTM EBITDA and TTM Adjusted EBITDA
TTM net income	$26,162	$6,078	$20,084
Interest expense	244	559	(315)
Interest income	(1,692)	(1,140)	(552)
Provision for income taxes	5,410	2,616	2,794
Depreciation and amortization	10,722	10,537	185
TTM EBITDA	40,846	18,650	22,196
Adjustments:
Other (income) expense, net	(7,081)	(426)	(6,655)
Restricted stock compensation expense	11,903	10,387	1,516
Loss on debt extinguishment	9	418	(409)
TTM Adjusted EBITDA	$45,677	$29,029	$16,648
TTM Adjusted EBITDA/TTM Net sales %	7.3%	5.1%	220 bps

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Δ ($)	2026	2025	Δ ($)
	(In thousands, except per share data)			(In thousands, except per share data)
Adjusted net income
Net income	$29,899	$19,892	$10,007	$31,482	$15,191	$16,291
Restricted stock compensation expense	3,043	2,392	651	9,122	8,132	990
Loss on debt extinguishment	-	1	(1)	-	418	(418)
Refunded tariff expenditure	(29)	-	(29)	(6,801)	-	(6,801)
Tax impact of additional charges	(619)	(1,733)	1,114	(477)	(3,153)	2,676
Adjusted net income	$32,294	$20,552	$11,742	$33,326	$20,588	$12,738
Adjusted earnings per share - basic	$2.82	$1.84	$0.98	$2.91	$1.84	$1.07
Shares used in adjusted earnings per share - basic	11,450	11,185	265	11,446	11,159	287
Adjusted earnings per share - diluted	$2.68	$1.80	$0.88	$2.81	$1.79	$1.02
Shares used in adjusted earnings per share - diluted	12,051	11,423	628	11,869	11,487	382

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Divisions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026	Divisions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026
Toys/Consumer Products	$264,306	$156,080	$191,957	23.0%	-14.8%	Toys/Consumer Products	$451,786	$343,897	$389,559	13.3%	-7.1%
Dolls, Role-Play/Dress-Up	146,893	92,330	119,151	29.0%	-9.9%	Dolls, Role-Play/Dress-Up	251,075	193,957	208,277	7.4%	-8.9%
Action Play & Collectibles	98,750	52,950	63,092	19.2%	-20.1%	Action Play & Collectibles	168,313	125,733	160,424	27.6%	-2.4%
Outdoor/Seasonal Toys	18,663	10,800	9,714	-10.1%	-27.9%	Outdoor/Seasonal Toys	32,398	24,207	20,858	-13.8%	-19.8%
Costumes	$57,300	$55,130	$62,265	12.9%	4.2%	Costumes	$108,515	$99,660	$110,577	11.0%	0.9%
Total	$321,606	$211,210	$254,222	20.4%	-11.1%	Total	$560,301	$443,557	$500,136	12.8%	-5.5%

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026	Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026
United States	$255,278	$154,516	$202,837	31.3%	-10.9%	United States	$451,545	$330,450	$385,724	16.7%	-7.6%
Europe	30,034	29,408	29,686	0.9%	-0.6%	Europe	46,033	55,875	63,086	12.9%	17.1%
Latin America	22,632	14,066	10,771	-23.4%	-31.0%	Latin America	33,867	27,572	21,870	-20.7%	-19.6%
Canada	7,068	9,237	5,960	-35.5%	-8.2%	Canada	16,726	21,342	16,032	-24.9%	-2.1%
Asia	2,345	1,526	2,745	79.9%	8.2%	Asia	4,578	3,725	6,896	85.1%	22.7%
Australia & New Zealand	3,339	2,095	1,616	-22.9%	-30.4%	Australia & New Zealand	6,292	3,594	5,618	56.3%	-5.5%
Middle East & Africa	910	362	607	67.7%	-18.3%	Middle East & Africa	1,260	999	910	-8.9%	-15.0%
Total	$321,606	$211,210	$254,222	20.4%	-11.1%	Total	$560,301	$443,557	$500,136	12.8%	-5.5%

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026	Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026
North America	$262,346	$163,753	$208,797	27.5%	-10.8%	North America	$468,271	$351,792	$401,756	14.2%	-7.4%
International	59,260	47,457	45,425	-4.3%	-12.4%	International	92,030	91,765	98,380	7.2%	3.4%
Total	$321,606	$211,210	$254,222	20.4%	-11.1%	Total	$560,301	$443,557	$500,136	12.8%	-5.5%

(In thousands)	QTD Q3					(In thousands)	YTD Q3
Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026	Regions	2024	2025	2026	% Change 2025 v 2026	CAGR% 2024 - 2026
United States	$255,278	$154,516	$202,837	31.3%	-10.9%	United States	$451,545	$330,450	$385,724	16.7%	-7.6%
Rest of World	66,328	56,694	51,385	-9.4%	-12.0%	Rest of World	108,756	113,107	114,412	1.2%	2.6%
Total	$321,606	$211,210	$254,222	20.4%	-11.1%	Total	$560,301	$443,557	$500,136	12.8%	-5.5%